EXHIBIT 4.4

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                                       OF
                     JUNIOR PARTICIPATING PREFERENCE SHARES
                                       AND
                             ESOP PREFERENCE SHARES
                                       OF
                        THE MAY DEPARTMENT STORES COMPANY

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

     The May Department Stores Company (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), in accordance with the provisions of Section 103 thereof, HEREBY CERTIFIES:

     That pursuant to the authority conferred upon the board of directors by the Certificate of Incorporation of the Corporation, the board of directors on May , 1996, adopted the following resolutions creating a series of one million (1,000,000) shares of preference stock designated as Junior Participating Preference Shares and a series of eight hundred thousand (800,000) shares of preference stock designated as ESOP Preference Shares:

A. JUNIOR PARTICIPATING PREFERENCE SHARES

     RESOLVED, that pursuant to the authority vested in the board of directors of the Corporation in accordance with the provisions of its Certificate of Incorporation and Section 151 of the GCL, a series of preference stock, par value $.50 per share, be and it hereby is created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     1. Designation and Amount. The shares of such series shall be designated as "Junior Participating Preference Shares, par value $.50 per share" (the "Junior Preference Shares"), and the number of shares constituting such series shall be 1,000,000.

     2. Dividends and Distributions.

     (A) The holders of Junior Preference Shares shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Junior Preference Share or fraction of a Junior Preference Share, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $47.00 or (b) subject to the provision for adjustment hereinafter

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set forth, 100 times the aggregate per share amount of all cash dividends, and
100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.50 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Junior Preference Share or fraction of a Junior Preference Share. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, then in each such case the amount to which holders of Junior Preference Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Junior Preference Shares as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $47.00 per Junior Preference Share shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding Junior Preference Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Junior Preference Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Junior Preference Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Junior Preference Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The board of directors may fix a record date for the determination of holders of Junior Preference Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

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     3. Voting Rights. The holders of Junior Preference Shares shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each Junior Preference Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareowners of the Corporation. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, then in each such case the number of votes per share to which holders of Junior Preference Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of Junior Preference Shares and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareowners of the Corporation.

     (C) (i) If at any time dividends on any Junior Preference Shares shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Junior Preference Shares then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Junior Preference Shares, voting separately as a class, shall have the right to elect two directors.

          (ii) During any default period, such voting right of the holders of Junior Preference Shares may be exercised initially at a special meeting called pursuant to subparagraph (C)(iii) of this Paragraph 3 or at any annual meeting of shareowners, and thereafter at annual meetings of shareowners, provided that neither such voting right nor the right of the holders of Junior Preference Shares as hereinafter provided to increase in certain cases the authorized number of directors shall be exercised unless the holders of 25% in number of Junior Preference Shares outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Junior Preference Shares of such voting right. At any meeting at which the holders of Junior Preference Shares shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the board of directors as may then exist up to two directors or, if such right is exercised at an annual meeting, to elect two directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Junior Preference Shares shall have the right to make

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         such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Junior Preference Shares shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Junior Preference Shares as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Junior Preference Shares.

              (iii) Unless the holders of Junior Preference Shares shall, during an existing default period, have previously exercised their right to elect directors, the board of directors may order, or any shareowner or shareowners owning in the aggregate not less than 10% of the total number of Junior Preference Shares outstanding, may request, the calling of a special meeting of the holders of Junior Preference Shares, which meeting shall thereupon be called by the chairman of the board, the president, a vice-president or the secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Junior Preference Shares are entitled to vote pursuant to this subparagraph (C)(iii) shall be given to each holder of record of Junior Preference Shares by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareowner or shareowners owning in the aggregate not less than 10% of the total number of Junior Preference Shares outstanding. Notwithstanding the provisions of this subparagraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareowners.

              (iv) In any default period the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Junior Preference Shares shall have exercised their right to elect two directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Junior Preference Shares shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the board of directors may (except as provided in subparagraph (C)(ii) of this Paragraph 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this subparagraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

              (v) Immediately upon the expiration of a default period, (x) the right of the holders of Junior Preference Shares as a class to elect directors shall cease, (y) the term

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         of any directors elected by the holders of Junior Preference Shares as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Certificate of Incorporation or the by-laws irrespective of any increase made pursuant to the provisions of subparagraph (C)(ii) of this Paragraph 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or the by-laws). Any vacancies in the board of directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

     (D) Except as set forth herein, holders of Junior Preference Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     4. Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preference Shares as provided in Paragraph 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Junior Preference Shares outstanding shall have been paid in full, the Corporation shall not

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preference Shares;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preference Shares, except dividends paid ratably on the Junior Preference Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preference Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preference Shares; or

               (iv) purchase or otherwise acquire for consideration any Junior Preference Shares, or any shares of stock ranking on a parity with the Junior Preference Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as

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         the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (A) of this Paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

     5. Reacquired Shares. Any Junior Preference Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preference Shares and may be reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth herein.

     6. Liquidation, Dissolution or Winding Up.

     (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preference Shares unless, prior thereto, the holders of Junior Preference Shares shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Liquidation Preference"). Following the payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of Junior Preference Shares unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Liquidation Preference and the Common Adjustment in respect of all outstanding Junior Preference Shares and shares of Common Stock, respectively, holders of Junior Preference Shares and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Junior Preference Shares and shares of Common Stock, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Liquidation Preference and the liquidation preferences of all other series of Preference Shares, if any, which rank on a parity with the Junior Preference Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not

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sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (C) In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property (payable in kind), then in any such case the Junior Preference Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time (i) declare any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Junior Preference Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     8. No Redemption. The Junior Preference Shares shall not be redeemable.

     9. Ranking. The Junior Preference Shares shall rank junior to all other equity securities of any kind which the Corporation shall at any time issue or be authorized to issue other than the Common Stock, as to the payment of dividends and the distribution of assets.

     10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preference Shares so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding Junior Preference Shares, voting separately as a class.

     11. Fractional Shares. Junior Preference Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise

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voting rights, receive dividends, participate in liquidating distributions and to have the benefit of all other rights of holders of Junior Preference Shares.

B. ESOP PREFERENCE SHARES

     FURTHER RESOLVED, that pursuant to the authority vested in the board of directors of the Corporation in accordance with the provisions of its Certificate of Incorporation and Section 151 of the GCL, a series of preference stock, par value $.50 per share, of the Corporation be and it hereby is created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     1. Designation and Amount; Special Purpose Restricted Transfer Issue.

     (A) The shares of such series shall be designated as "ESOP Preference Shares, par value $.50 per share" (the "ESOP Preference Shares"), and the number of shares constituting such series shall be 800,000. Each ESOP Preference Share shall have a stated value of $507.00 per share.

     (B) ESOP Preference Shares shall be issued only to The Bank of New York, as trustee (the "Trustee") of the Profit Sharing Plan of the Corporation, as amended from time to time, or any successor to such plan (the "Plan"), including the employee stock ownership plan component (the "ESOP"). All references to the holder of ESOP Preference Shares shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan. In the event of any transfer of record ownership of ESOP Preference Shares to any person other than any successor trustee under the Plan, the ESOP Preference Shares so transferred, upon such transfer and without any further action by the Corporation or the holder thereof, shall be automatically converted into shares of Common Stock on the terms otherwise provided for the conversion of ESOP Preference Shares into shares of Common Stock pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to ESOP Preference Shares hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such ESOP Preference Shares shall be so converted. In the event of such a conversion, the transferee of the ESOP Preference Shares shall be treated for all purposes as the record holder of the shares of Common Stock into which such ESOP Preference Shares have been automatically converted as of the date of such transfer. Certificates representing ESOP Preference Shares shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (B) of Section 1, ESOP Preference Shares (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

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     2. Dividends and Distributions.

     (A) Subject to the provisions for adjustment hereinafter set forth, the holders of ESOP Preference Shares shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available therefor, cash dividends ("ESOP Preference Dividends") in an amount per share equal to $38.025 per share per annum, and no more, payable semi-annually in arrears, one-half on the 30th day of April and one-half on the 30th day of October of each year (each a "Dividend Payment Date") commencing on October 30, 1996, to holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall fall on any day other than a "Business Day" (as hereinafter defined), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately preceding such Dividend Payment Date. ESOP Preference Dividends shall begin to accrue on outstanding ESOP Preference Shares from the date of issuance of such ESOP Preference Shares; provided however, that with respect to ESOP Preference Shares exchanged in the Statutory Share Exchange between the Corporation and The May Department Stores Company, a New York corporation, pursuant to Section 913 of the New York Business Corporation Law, ESOP Preference Dividends shall accrue from April 30, 1996. ESOP Preference Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time, but, except as provided in the proviso to the immediately preceding sentence, ESOP Preference Dividends accrued after issuance on the ESOP Preference Shares for any period less than a full semi-annual period between Dividend Payment Dates (or, in the case of the first dividend payment, from the date of issuance through the first Dividend Payment Date) shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid ESOP Preference Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid ESOP Preference Dividends.

     (B) So long as any ESOP Preference Shares shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the ESOP Preference Shares as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the ESOP Preference Shares dividends for all dividend payment periods of the ESOP Preference Shares ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend period on the ESOP Preference Shares and accumulated and unpaid on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the ESOP Preference Shares have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the ESOP Preference Shares until full cumulative dividends on the ESOP Preference Shares shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of

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any stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the ESOP Preference Shares or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the ESOP Preference Shares in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the ESOP Preference Shares.

     3. Voting Rights. The holders of ESOP Preference Shares shall have the following voting rights:

     (A) The holders of ESOP Preference Shares shall be entitled to vote on all matters submitted to a vote of the shareowners of the Corporation, voting together with the holders of Common Stock as one class. The holder of each ESOP Preference Share shall be entitled to a number of votes equal to the number of shares of Common Stock into which such ESOP Preference Share could be converted on the record date for determining the shareowners entitled to vote, rounded to the nearest one one-hundredth of a vote; it being understood that whenever the "Conversion Price" (as defined in Section 5 hereof) is adjusted as provided in
Section 9 hereof, the number of votes of the ESOP Preference Shares shall also be similarly adjusted.

     (B) Except as otherwise required by law or set forth herein, holders of ESOP Preference Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action; provided, however, that the vote of at least 66-2/3% of the outstanding ESOP Preference Shares, voting separately as a series, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Certificate of Incorporation of the Corporation (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation), if such amendment, alteration or repeal would alter or change the powers, preferences, or special rights of the ESOP Preference Shares so as to affect them adversely.

     4. Liquidation, Dissolution or Winding Up.

     (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of ESOP Preference Shares shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to shareowners, and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the ESOP Preference Shares in respect of distributions upon liquidation, dissolution or winding up of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the ESOP Preference Shares in respect of distributions upon liquidation, dissolution or winding up of the Corporation, liquidating distributions in the amount of $507.00 per share, plus an amount equal to all accrued and unpaid

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dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the ESOP Preference Shares and any other stock ranking as to any such distribution on a parity with the ESOP Preference Shares are not paid in full, the holders of the ESOP Preference Shares and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(A), the holders of ESOP Preference Shares shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

     (B) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation for purposes of this Section 4, but the holders of ESOP Preference Shares shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

     (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of ESOP Preference Shares in such circumstances shall be payable, shall be given by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid), delivered, sent or mailed, as the case may be, not less than twenty (20) days prior to any payment date stated therein, to the holders of ESOP Preference Shares, at the address shown on the books of the Corporation or any transfer agent for the ESOP Preference Shares.

     5. Conversion into Common Stock.

     (A) A holder of ESOP Preference Shares shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 6, 7 and 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion price equal to $22.5083 per share of Common Stock, with each ESOP Preference Share being valued at $507.00 for such purpose, and which price shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price") (that is, a conversion rate initially equivalent to 22.525 shares of Common Stock for each ESOP Preference Share so converted, which is subject to adjustment as the Conversion Price is adjusted as hereinafter provided in Section 9).

     (B) Any holder of ESOP Preference Shares desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the ESOP Preference Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the ESOP Preference Shares or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the ESOP Preference Shares by the Corporation or the transfer agent for the ESOP Preference Shares, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of ESOP Preference Shares to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any ESOP Preference Shares not to be so converted to be issued and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

     (C) Upon surrender of a certificate representing an ESOP Preference Share or Shares for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing ESOP Preference Shares, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of ESOP Preference Shares which shall not have been converted.

     (D) The issuance by the Corporation of shares of Common Stock upon a conversion of ESOP Preference Shares into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the ESOP Preference Shares to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) and accompanied by all documentation required to effect the conversion, as provided herein. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of ESOP Preference Shares on a Dividend Payment Date if such Dividend Payment Date for such dividend is subsequent to the effective date of conversion of such shares.

     (E) The Corporation shall not be obligated to deliver to holders of ESOP Preference Shares any fractional share of Common Stock issuable upon any conversion of such ESOP

Preference Shares, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

     (F) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of ESOP Preference Shares as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the ESOP Preference Shares then outstanding. Nothing contained herein shall preclude the Corporation from issuing shares of Common Stock held in its treasury upon the conversion of ESOP Preference Shares into Common Stock pursuant to the terms hereof. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock in order to enable the Corporation lawfully to issue and deliver to each holder of record of ESOP Preference Shares such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all ESOP Preference Shares then outstanding and convertible into shares of Common Stock.

     6. Redemption At the Option of the Corporation.

     (A) The ESOP Preference Shares shall be redeemable, in whole or in part, at the option of the Corporation at any time after April 20, 1999, or at any time after the date of issuance, if permitted by paragraph (D) of this Section 6, at $507.00 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (E) of this Section 6. From and after the date fixed for redemption, dividends on ESOP Preference Shares called for redemption will cease to accrue, such ESOP Preference Shares will no longer be deemed to be outstanding and all rights in respect of such ESOP Preference Shares shall cease, except the right to receive the redemption price. If less than all of the outstanding ESOP Preference Shares are to be redeemed, the Corporation shall either redeem a portion of the ESOP Preference Shares of each holder determined pro rata based on the number of ESOP Preference Shares held by each holder or shall select the ESOP Preference Shares to be redeemed by lot, as may be determined by the board of directors of the Corporation.

     (B) Unless otherwise required by law, notice of redemption will be sent to the holders of ESOP Preference Shares at the address shown on the books of the Corporation or any transfer agent for the ESOP Preference Shares by hand delivery, by courier, by standard form of telecommunication or by first class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of ESOP Preference Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such ESOP Preference Shares to be redeemed from such holder; (iii) the redemption price;
(iv) the place or places where certificates for such ESOP Preference Shares are to be surrendered for payment of the redemption price; (v) that dividends on the ESOP

Preference Shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the ESOP Preference Shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of an ESOP Preference Share at the time. Upon surrender of the certificate for any ESOP Preference Shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the board of directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in this Section 6.

     (C) In the event of a change in any statute, rule or regulation of the United States of America or any administrative or judicial interpretation thereof which (i) has the effect of limiting or making unavailable to the Corporation all or any of the tax deductions for amounts paid (including dividends) on the ESOP Preference Shares when such amounts are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended and in effect on the date ESOP Preference Shares are initially issued, or (ii) relates, directly or indirectly, to the ESOP and adversely affects the Corporation (including, without limitation, by resulting in a "Determination of Taxability" pursuant to the Note Purchase Agreement (as hereinafter defined)), the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this Section 6, elect to redeem any or all of such ESOP Preference Shares for the amount payable in respect of the ESOP Preference Shares upon liquidation of the Corporation pursuant to Section 4 hereof.

     (D) In the event that the Plan is terminated or the ESOP is terminated or eliminated from the Plan in accordance with its terms, and notwithstanding anything to the contrary in paragraph (A) this Section 6, the Corporation shall, as soon thereafter as practicable, call for redemption all then outstanding ESOP Preference Shares at the following redemption prices per share:

            During the
          Twelve-Month
        Period Beginning                                     Price Per
            April 20,                                          Share
        ----------------                                     --------
              1996...........................................$524.11
              1997............................................518.41
              1998............................................512.70

     (E) The Corporation, at its option, may make payment of the redemption price required upon redemption of ESOP Preference Shares in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (G) of Section 9 hereof).

     7. Other Redemption Rights.

     ESOP Preference Shares shall be redeemed by the Corporation for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares of Common Stock and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value, at a redemption price of $507.00 per share plus accrued and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Corporation of the following events: (i) when and to the extent necessary for such holder to provide for distributions required to be made to participants under, or to satisfy an investment election provided to participants in accordance with, the Plan; (ii) when and to the extent necessary for such holder to make any payments of principal, interest or premium due and payable (whether as scheduled, upon acceleration or otherwise) under the Note Purchase Agreement among the Trustee and certain institutional investor parties thereto (the "Note Purchase Agreement") or any indebtedness, expenses or costs incurred by the holder for the benefit of the Plan; or (iii) in the event that the Plan is not initially determined by the Internal Revenue Service to be qualified within the meaning of Sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended.

     8. Consolidation, Merger, etc.

     (A) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of ESOP Preference Shares within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and
Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the ESOP Preference Shares of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the ESOP Preference Share had immediately prior to such transaction, except that after such transaction each ESOP Preference Share shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such ESOP Preference Shares could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the ESOP Preference Shares, then the ESOP Preference Shares shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property

(payable in kind) receivable by a holder of the number of shares of Common Stock into which such ESOP Preference Shares could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares). The rights of the ESOP Preference Shares as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding ESOP Preference Shares shall be assumed and authorized by the successor or resulting corporation as aforesaid.

     (B) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding ESOP Preference Shares shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (C) of this Section
8), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such ESOP Preference Shares could have been converted at such time so that each ESOP Preference Share shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such ESOP Preference Shares could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the ESOP Preference Shares, then the ESOP Preference Shares shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such ESOP Preference Shares could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

     (C) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (B) of this Section 8, then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of ESOP Preference Shares and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such ESOP Preference Shares, a cash payment equal to the following amount per share:

             During the
            Twelve-Month
          Period Beginning                                             Price Per
              April 20,                                                 Share
          ----------------                                             ---------
               1996...................................................$518.41
               1997....................................................514.61
               1998....................................................510.80

No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction.

     9. Anti-dilution Adjustments.

     (A) In the event the Corporation shall, at any time or from time to time while any of the ESOP Preference Shares are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock,
(ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section 8 hereof does not apply) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 9(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareowners entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

     (B) In the event that the Corporation shall, at any time or from time to time while any of the ESOP Preference Shares are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

     (C) In the event the Corporation shall, at any time or from time to time while any of the ESOP Preference Shares are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (a) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time while any ESOP Preference Shares are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs (E) and (F) of this
Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (I) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (II) the Fair Market value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (III) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of
(i) the Fair Market value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

     (D) In the event the Corporation shall, at any time or from time to time while any of the ESOP Preference Shares are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (E) and (F) of this Section 9, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is the difference between (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and
(ii) the Fair Market Value of the Extraordinary Distribution minus the aggregate amount of regularly scheduled quarterly dividends declared by the board of directors of the Corporation and paid by the Corporation in the twelve months immediately preceding such Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by
(b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of ESOP Preference Shares (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which an ESOP Preference Share may be converted at such time.

     (E) Notwithstanding any other provisions of this Section 9, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

     (F) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 9, the board of directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the board of directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the board of directors of the Corporation. The determination of the board of directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 9(F), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareowners of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.

     (G) For purposes of this Certificate, the following definitions shall apply:

     "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the board of directors of the Corporation or a committee thereof, in each case, on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the board of directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the board of directors or such committee available to make such determination, as determined in good faith by the board of directors of the Corporation or such committee.

     "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any of the ESOP Preference Shares are outstanding) (i) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of

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all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds twelve and one-half percent (12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and/or (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph (B) or (C) of this Section 9), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (D) of this Section 9 shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to paragraph (D) of this Section 9.

     "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period.

     "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, and (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

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     "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the ESOP Preference Shares are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph (G) of this Section 9, shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date ESOP Preference Shares are initially issued by the Corporation or on such other terms and conditions as the board of directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

     (H) Whenever an adjustment to the Conversion Price and the related voting rights of the ESOP Preference Shares is required pursuant to this Certificate, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the ESOP Preference Shares, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the ESOP Preference Shares. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the ESOP Preference Shares, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of ESOP Preference Shares.

     10. Ranking; Attributable Capital And Adequacy of Surplus; Retirement of Shares.

     (A) The ESOP Preference Shares shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Corporation, and, unless otherwise provided in the Certificate of Incorporation of the Corporation, as the same may be amended, or a Certificate of Amendment relating to a subsequent series of Preference Stock, par value $0.50 per share, of the Corporation, the ESOP Preference Shares shall rank junior to all series of the Corporation's Preference Stock, par value $0.50 per share, as to the payment of dividends and the distribution of assets on liquidation,

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



dissolution or winding up.

     (B) In addition to any vote of shareowners required by law or by Section 3(B) of this Certificate, the vote of the holders of a majority of the outstanding ESOP Preference Shares shall be required to increase the par value of the Common Stock or otherwise increase the capital of the Corporation allocable to the Common Stock for the purpose of the GCL if, as a result thereof, the amount legally available for the payment of dividends under the GCL would be less than the amount of Preference Dividends that would accrue on the then outstanding ESOP Preference Shares during the following three years.

     (C) Any ESOP Preference Shares acquired by the Corporation by reason of the conversion or redemption of such shares as provided by this Certificate, or otherwise so acquired, shall be retired as ESOP Preference Shares and restored to the status of authorized but unissued shares of Preference Shares, par value $0.50 per share, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preference Shares as permitted by law.

     11. Miscellaneous.

     (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof if by hand delivery, by courier or by standard form of telecommunication or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: (i) if to the Corporation, to its office at 611 Olive Street, St. Louis, Missouri 63101 (Attention: Secretary), or to the transfer agent for the ESOP Preference Shares, or other agent of the Corporation designated as permitted by this Certificate or
(ii) if to any holder of the ESOP Preference Shares or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the ESOP Preference Shares or Common Stock, as the case may be) or
(iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

     (B) The term "Common Stock" as used in this Certificate means the Corporation's Common Stock, par value $.50 per share, as the same exists at the date of filing of a Certificate of Amendment relating to ESOP Preference Shares or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to
Section 9 of this Certificate, the holder of any ESOP Preference Share upon thereafter surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Corporation other than

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



shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of ESOP Preference Shares shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of Sections 1 through 8, 10 and 11 of this Certificate with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

     (C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of ESOP Preference Shares or shares of Common Stock or other securities issued on account of ESOP Preference Shares pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of ESOP Preference Shares or Common Stock or other securities in a name other than that in which the ESOP Preference Shares with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment, to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     (D) In the event that a holder of ESOP Preference Shares shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of ESOP Preference Shares should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such ESOP Preference Shares as shown on the records of the corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

     (E) Unless otherwise provided in the Certificate of Incorporation, as the same may be amended, of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding up or otherwise made upon the ESOP Preference Shares and any other stock ranking on a parity with the ESOP Preference Shares with respect to such dividend or distribution shall be pro rata, so that amounts paid per ESOP Preference Share and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the ESOP Preference Shares and such other stock bear to each other.

     (F) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the ESOP Preference Shares. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid), to each holder of record of ESOP Preference Shares.

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



     IN WITNESS WHEREOF, The May Department Stores Company has caused this Certificate to be signed by Richard A. Brickson, its Secretary, this 24th day of May, 1996.

                                            THE MAY DEPARTMENT STORES COMPANY

                                            By: Richard A. Brickson
                                                -------------------

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